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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to Advanced Lighting Technologies, Inc.'s Amended and Restated 1998 Incentive Award Plan of our report dated September 28, 1998, with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP


December 22, 1998
Cleveland, Ohio